POLARIS INDUSTRIES INC.                                               EXHIBIT 11


- --------------------------------------------------------------------------------
STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS - CONTINUED
(NOT COVERED BY AUDITOR'S REPORT)
- --------------------------------------------------------------------------------


Polaris Industries Inc. (the Company) was formed for the purpose of effecting the conversion of Polaris Industries Partners L.P. (the Partnership) from a publicly traded limited partnership to a publicly traded corporation on December 22, 1994 (the Conversion). The Company issued 16,010,441 shares of common stock to the Partnership's Limited Partners in exchange for their limited partner interests, 2,100,243 shares of common stock to the affiliates of EIP Associates L.P. (the General Partner) in exchange for the entire general partnership interests and rights and ultimately 312,500 shares of common stock to the holders of 312,500 First Rights.

Net income per share for the fourth quarter of 1994 and for the year ended December 31, 1994, is calculated based on the weighted average number of common and common equivalent shares outstanding as if the Conversion transaction discussed above occurred at the beginning of the period. Net income per share is not applicable for 1992, 1993, and the first, second and third quarters of 1994 because the Company was a partnership in those periods. See Note 1 of Notes to the Financial Statements.

Pro forma information is presented to assist in comparing the continuing results of operations of the Company for 1994, 1993 and 1992 exclusive of the Conversion costs and as if the Company was a taxable corporation for these periods. The weighted average number of units of Beneficial Assignment of Class A Limited Partnership Interests (BACs) and BAC equivalents has been retroactively adjusted to reflect the issuance of an equal number of shares of common stock to the Partnership's Limited Partners in exchange for the number of BACs outstanding and the issuance of 2,100,243 shares of common stock to the affiliates of the General Partner in exchange for the general partnership interests. See Note 10 of Notes to the Financial Statements.

NET INCOME PER SHARE (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                               Quarter         Year
                                                                Ended          Ended
                                                            December 31,   December 31,
                                                                1994           1994
                                                            ------------   -------------
Net Income for the Period                                   $    78,339    $    128,950
                                                            ------------   -------------
                                                            ------------   -------------

Weighted Average Number of Outstanding:
  Common shares                                                  18,111          18,111
  Rights                                                            312             312
                                                            ------------   -------------

     Total common and common equivalent shares                   18,423          18,423
                                                            ------------   -------------
                                                            ------------   -------------

Net Income Per Share                                        $      4.25    $       7.00
                                                            ------------   -------------
                                                            ------------   -------------

POLARIS INDUSTRIES INC.                                   EXHIBIT 11 - CONTINUED


- --------------------------------------------------------------------------------
STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS - CONTINUED
(NOT COVERED BY AUDITOR'S REPORT)
- --------------------------------------------------------------------------------


PRO FORMA NET INCOME PER SHARE (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                             Quarter Ended
                                         ------------------------------------------------------
                                          March 31,    June 30,     September 30,  December 31,       Total
                                            1994         1994           1994           1994           1994
                                         -----------  -----------  --------------  ------------  -------------
Pro Forma Net Income for the Period      $     6,144  $     7,348  $      21,611   $     19,600  $      54,703
                                         -----------  -----------  --------------  ------------  -------------
                                         -----------  -----------  --------------  ------------  -------------

Weighted Average Number of Outstanding:
 Common shares                                18,065       18,111         18,111         18,111         18,111
 Rights                                          342          296            304            312            312
                                         -----------  -----------  --------------  ------------  -------------

     Total common and common
      equivalent shares                       18,407       18,407         18,415         18,423         18,423
                                         -----------  -----------  --------------  ------------  -------------
                                         -----------  -----------  --------------  ------------  -------------

Pro Forma Net Income Per Share           $       .33  $       .40  $        1.18   $       1.06  $        2.97
                                         -----------  -----------  --------------  ------------  -------------
                                         -----------  -----------  --------------  ------------  -------------


                                                             Quarter Ended
                                          -----------------------------------------------------
                                          March 31,    June 30,     September 30,  December 31,       Total
                                            1993         1993           1993           1993           1993
                                          ----------  ------------  -------------  ------------  -------------
Pro Forma Net Income for the Period      $     4,703  $     4,702  $      12,907   $     10,715  $      33,027
                                         -----------  -----------  --------------  ------------  -------------
                                         -----------  -----------  --------------  ------------  -------------

Weighted Average Number of Outstanding:
 Common shares                                16,999       16,999         16,999         17,017         17,017
 Rights                                        1,227        1,227          1,226          1,198          1,198
                                         -----------  -----------  --------------  ------------  -------------

     Total common and common
      equivalent shares                       18,226       18,226         18,225         18,215         18,215
                                         -----------  -----------  --------------  ------------  -------------
                                         -----------  -----------  --------------  ------------  -------------
Pro Forma Net Income Per Share           $       .26  $       .26  $         .70   $        .59  $        1.81
                                         -----------  -----------  --------------  ------------  -------------
                                         -----------  -----------  --------------  ------------  -------------


                                                             Quarter Ended
                                         ------------------------------------------------------
                                          March 31,    June 30,     September 30,  December 31,       Total
                                            1992         1992           1992           1992           1992
                                         -----------  ------------  -------------  ------------  -------------
Pro Forma Net Income for the Period      $     1,642  $     4,441  $      10,815   $      7,704  $      24,602
                                         -----------  -----------  --------------  ------------  -------------
                                         -----------  -----------  --------------  ------------  -------------

Weighted Average Number of Outstanding:
 Common shares                                16,200       16,200         16,200         16,402         16,402
 Rights                                        1,488        1,912          1,912          1,672          1,566
                                         -----------  -----------  --------------  ------------  -------------

     Total common and common
      equivalent shares                       17,688       18,112         18,112         18,074         17,968
                                         -----------  -----------  --------------  ------------  -------------
                                         -----------  -----------  --------------  ------------  -------------

Pro Forma Net Income Per Share           $       .09  $       .25  $         .60   $        .43  $        1.37
                                         -----------  -----------  --------------  ------------  -------------
                                         -----------  -----------  --------------  ------------  -------------